Exhibit 15.3
ArcelorMittal Mining Canada G.P.

CONSENT OF QUALIFIED PERSON

Re: Annual Report on Form 20-F of ArcelorMittal

I, Melanie Bolduc, an employee of ArcelorMittal, in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2022 (the "2022 20-F"):

a) certify that I have supervised and validated the preparation of the mineral resource estimates for Mont-Wright and Fire Lake mines and Mont-Reed deposit.

b) consent to the use of and references to my name, including my status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2022 20-F and mineral resource estimates for Mont-Wright and Fire Lake mines and Mont-Reed deposit.

c) consent to the incorporation by reference of the 2022 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-256031 on Form F-3 (and any amendments or supplements thereto).

I am responsible for authoring, and this consent pertains to, Sections 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 17 and 20 of the Technical Report as well as portions of Sections 1, 21, 22, 23, 24, 25 and 26 of the Technical Report. I, Melanie Bolduc, certify that I have read the 2022 20-F and that it fairly and accurately represents the information in the sections of the Technical Report for which I am responsible.

Dated: February 1, 2023

/s/Melanie Bolduc
Melanie Bolduc,
General Manager, Long Term Planning and Technical Services,
ArcelorMittal Mining Canada G.P.
P.Eng.
Ordre des ingénieurs du Québec

ArcelorMittal Mining Canada G.P.

CONSENT OF QUALIFIED PERSON

Re: Annual Report on Form 20 -F of ArcelorMittal

I, Celso Reis, an employee of ArcelorMittal, in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2022 (the "2022 20-F"):

a) certify that I have supervised and validated the preparation of the mineral reserves estimates for Mont-Wright and Fire Lake mines.

b) consent to the use of and references to my name, including my status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2022 20-F and mineral reserves estimates for Mont-Wright and Fire Lake mines and

c) consent to the incorporation by reference of the 2022 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-256031 on Form F-3 (and any amendments or supplements thereto).

I, Celso Reis, am responsible for authoring, and this consent pertains to, mineral reserves estimates for Mont-Wright and Fire Lake mines. I, Celso Reis, certify that I have read the 2022 20-F and that it fairly and accurately represents the mineral reserves for each property for which I am responsible.

Dated: February 16, 2023

/s/Celso Reis
Celso Reis,
Principal Long-Term Mine Planner, ArcelorMittal Mining Canada G.P.
MAusIMM (CP)